WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                                               JOHN ARNOT WILSON
                                                                         RETIRED



                                        June 3, 1998

PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia
Canada V5A 4V7

         Re: Registration Statement on Form S-3

Gentlemen & Ladies:

         In connection with your preparation and filing of the Registration Statement on Form S-3 under the Securities Act of 1933 relating to the sale by the persons named therein to the public, in connection with the merger of Integrated Telecom Technology, Inc. ("IgT") with and into PMC-Sierra (Maryland), Inc. ("Sub"), a Delaware corporation and wholly-owned subsidiary of Registrant, pursuant to an Agreement and Plan of Reorganization dated April 15, 1998 among the Company, Sub, IgT and Samsung Electronics Co., Ltd., of up to 414,635 shares of your Common Stock, $0.001 par value per share ("Shares"), all of which are issued and outstanding, we have examined originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by your Board of Directors, and the Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                        Sincerely,

                                        /s/ Wilson Sonsini Goodrich & Rosati
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                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation